--------------------------------------------------------------------------------
                                   EXHIBIT 9
                       FORM OF FUND ACCOUNTING AGREEMENT
                    BETWEEN REGISTRANT AND BANK OF NEW YORK,
                         FEE SCHEDULE, AND AMENDMENT(S)
--------------------------------------------------------------------------------

                            FUND ACCOUNTING AGREEMENT


     AGREEMENT made as of this 28th day of February, 1997 by and between AUL AMERICAN SERIES FUND INC., a Maryland corporation having its principal place of business at Indianapolis, Indiana (hereinafter called the "Fund") and The Bank of New York, a New York corporation authorized to do a banking business, having its principal place of business at 48 Wall Street, New York, New York 10286 (hereinafter called the "Bank").


                              W I T N E S S E T H:


     In consideration of the mutual agreements herein contained, the Fund and the Bank hereby agree as follows:

     1. The Fund hereby appoints the Bank to perform the duties hereinafter set forth.

     2. The Bank hereby accepts appointment and agrees to perform the duties hereinafter set forth.

     3. Subject to the provisions of paragraphs 5 and 6 below, the Bank shall compute the net asset value per share of each Series of shares (the "Series") of the Fund and shall value the securities and other assets held by the Fund (the "Securities") at such times and dates and in the manner specified in the then currently effective Prospectus of the Fund and as specified in any procedures adopted by the Fund and specified in written instructions actually received by the Bank from the Fund.

     4. Subject to the provisions of paragraphs 5 and 6 below, the Bank shall also compute the net income of each Series for dividend purposes and the net income per share at such times and dates and in the manner specified in the then currently effective Prospectus of the Fund.

     5. To the extent valuation of Securities or computation of a Series' net asset value, net income for dividend purposes, or net income per share as specified in the Fund's then currently effective Prospectus is at any time inconsistent with any applicable laws or regulations, the Fund shall immediately so notify the Bank in writing and thereafter shall either furnish the Bank at all appropriate times with the values of such Securities, each Series' net asset value, net income for dividend purposes or net income per share, as the case may be, or subject to the prior approval of the Bank, instruct the Bank in writing to value Securities and compute each Series' net asset value, net income for dividend purposes, and net income per share in a manner which the Fund then represents in writing to be consistent with all applicable laws and regulations. The Fund may also from time to time, subject to the prior approval of the Bank, instruct the Bank in writing to compute the value of the Securities, a Series' net asset value, net income for dividend purposes, or net income per share in a manner other than as specified in paragraphs 3 and 4 of this Agreement. By giving such instruction, the Fund shall be deemed to have represented that such instruction is consistent with all applicable laws and regulations and the then currently effective Prospectus of the Fund. The Fund shall have sole responsibility for determining the method of valuation of Securities and the method of computing each Series' net asset value, net income for dividend purposes and net income per share.

     6. The Fund shall furnish the Bank with any and all instructions, explanations, information, specifications and documentation deemed necessary by the Bank in the performance of its duties hereunder, including, without limitation, the amounts or written formula for calculating the amounts and times of accrual of Fund liabilities and expenses, and the Bank shall comply with any such instructions, explanations, information, specifications, and documentation. The Fund shall also furnish the Bank with bid, offer, or market values of Securities if the Bank notifies the Fund that same are not available to the Bank from a security pricing or similar service utilized, or subscribed to, by the Bank which the Bank in its judgment deems reliable at the time such information is required for calculations hereunder. At any time and from time to time, the Fund also may furnish the Bank with bid, offer, or market values of Securities and instruct the Bank to use such information in its calculations hereunder. The Bank shall at no time be required or obligated to commence or maintain any utilization of, or subscriptions to, any securities pricing or similar service.

     7. The Bank shall promptly advise the Fund, the Fund's custodian and the Fund's transfer agent of the net asset value, net income for dividend purposes, and net income per share of each Series upon completion of the computations required to be made by the Bank pursuant to this Agreement.

     8. The Bank shall, as agent for the Fund, maintain and keep current the books, accounts and other documents, if any, listed in Appendix A hereto and made a part hereof, as such Appendix A may be amended from time to time, and preserve any such books, accounts and other documents in accordance with the applicable provisions of Rule 31a-2 of the General Rules and Regulations under the Investment Company Act of 1940, as amended (the "Rules"). Such books, accounts and other documents shall be made available upon reasonable request for inspection by officers, employees and auditors of the Fund during the Bank's normal business hours.

     9. All records maintained and preserved by the Bank pursuant to this Agreement which the Fund is required to maintain and preserve in accordance with the above-mentioned Rules shall be and remain the property of the Fund and shall be surrendered to the Fund promptly upon request in the form in which such records have been maintained and preserved. Upon request of the Fund, the Bank shall provide in hard copy or on micro-film, whichever the Fund shall elect, any records included in any such delivery which are maintained by the Bank on a computer disc, or are similarly maintained, and the Fund shall reimburse the Bank for its expenses of providing such hard copy or micro-film.

     10. The Bank, in performing the services required of it under the terms of this Agreement, shall be entitled to rely fully on the accuracy and validity of any and all instructions, explanations, information, specifications and documentation furnished to it by the Fund and shall have no duty or obligation to review the accuracy, validity or propriety of such instructions, explanations, information, specifications or documentation, including, without limitation, evaluations of Securities; the amounts or formula for calculating the amounts and times of accrual of Series' liabilities and expenses; the amounts receivable and the amounts payable on the sale or purchase of Securities; and amounts receivable or amounts payable for the sale or redemption of Fund shares effected by or on behalf of the Fund. In the event the Bank's computations hereunder rely, in whole or in part, upon information, including, without limitation, bid, offer or market values of Securities or other assets, or accruals of interest or earnings thereon, from a pricing or similar service utilized, or subscribed to, by the Bank which the Bank in its judgment deems reliable, the Bank shall not be responsible for, under any duty to inquire into, or deemed to make any assurances with respect to, the accuracy or completeness of such information.

     11. The Bank shall not be required to inquire into any valuation of Securities or other assets by the Fund or any third party described in preceding paragraph 10 hereof, even though the Bank in performing services similar to the services provided pursuant to this Agreement for others may receive different valuations of the same or different securities of the same issuers.

     12. The Bank, in performing the services required of it under the terms of this Agreement, shall not be responsible for determining whether any interest accruable to the Fund is or will be actually paid, but will accrue such interest until otherwise instructed by the Fund.

     13. The Bank shall not be responsible for delays or errors which occur by reason of circumstances beyond its control in the performance of its duties under this Agreement, including, without limitation, labor difficulties beyond the Bank's control within or without the Bank, mechanical breakdowns beyond the Bank's control, flood or catastrophe, acts of God, failures of transportation, communication or power supply beyond the Bank's control, or other similar circumstances beyond the Bank's control. Nor shall the Bank be responsible for delays or failures to supply the information or services specified in this Agreement where such delays or failures are caused by the failure of any person(s) other than the Bank to supply any instructions, explanations, information, specifications or documentation deemed necessary by the Bank in the performance of its duties under this Agreement.

     14. No provision of this Agreement shall prevent the Bank from offering services similar or identical to those covered by this Agreement to any other corporations, associations or entities of any kind. Any and all operational procedures, techniques and devices developed by the Bank in connection with the performance of its duties and obligations under this Agreement, including those developed in conjunction with the Fund, shall be and remain the property of the Bank, and the Bank shall be free to employ such procedures, techniques and devices in connection with the performance of any other contract with any other person whether or not such contract is similar or identical to this Agreement.

     15. The Bank may, with respect to questions of law, apply to and obtain the advice and opinion of counsel to the Fund at the Fund's expense or its own counsel at its own expense and shall be entitled to rely on the advice or opinion of such counsel. The Bank shall endeavor to notify the Fund in the event that it acts on advice of counsel that is inconsistent with instructions, procedures, or requests provided by the Fund.

     16. The Bank shall be entitled to rely upon any oral instructions received by the Bank and reasonably believed by the Bank to be given by or on behalf of the Fund in accordance with procedures for providing oral instructions agreed to by the Bank and the Fund, even if the Bank subsequently receives written instructions contradicting such oral instructions, provided, that if such contradicting written instructions are received by the Bank before the Bank has commenced to act on the oral instructions, the Bank shall cease acting and request clarifying written instructions from the Fund. The books and records of the Bank with respect to the content of any oral instruction shall be binding and conclusive.

     17. The Bank shall not be liable for any loss, damage or expense, including counsel fees and other costs and expenses of a defense against any claim or liability, resulting from, arising out of, or in connection with its performance hereunder, including its actions or omissions, the incompleteness or inaccuracy of any specifications or other information furnished by the Fund, or for delays caused by circumstances beyond the

Bank's control, unless such loss, damage or expense arises out of the bad faith, negligence, or willful misconduct of the Bank. In no event shall the Bank be liable to the Company or any third party for special, indirect, or consequential damages, or for lost profits or loss of business, arising under or in connection with this Agreement, even if previously informed of the possibility of such damages and regardless of the form of action.

     18. Without limiting the generality of the foregoing, the Fund shall indemnify the Bank against and save the Bank harmless from any loss, damage or expense, including counsel fees and other costs and expenses of a defense against any claim or liability, arising from any one or more of the following:

     (a) Errors in records or instructions, explanations, information, specifications or documentation of any kind, as the case may be, supplied to the Bank by any third party described in preceding paragraph 10 hereof or by or on behalf of the Fund;

     (b) Action or inaction taken or omitted to be taken by the Bank pursuant to written or oral instructions of the Fund or otherwise without bad faith, negligence or willful misconduct;

     (c) Any action taken or omitted to be taken by the Bank in good faith in accordance with the advice or opinion of counsel for the Fund or its own counsel;

     (d) Any improper use by the Fund or its agents, distributor or investment advisor of any valuations or computations supplied by the Bank pursuant to this Agreement;

     (e) The method provided or utilized by the Fund of valuation of the Securities and the method of computing each

          Series' net asset value, net income for dividend purposes, and net income per share; or

     (f) Any valuations of Securities, net asset value, net income for dividend purposes, or net income per share provided by the Fund.

     19. In consideration for all of the services to be performed by the Bank as set forth herein the Bank shall be entitled to receive reimbursement for all out-of-pocket expenses reasonably incurred and such compensation as may be agreed upon in writing from time to time between the Bank and the Fund.

     20. Attached hereto as Appendix B is a list of persons duly authorized by the Board of Directors of the Fund to execute this Agreement and give any written or oral instructions, or written or oral specifications, by or on behalf of the Fund. From time to time the Fund may deliver a new Appendix B to add or delete any person and the Bank shall be entitled to rely on the last Appendix B actually received by the Bank.

     21. The Fund represents and warrants to the Bank that it has all requisite power to execute and deliver this Agreement, to give any written or oral instructions contemplated hereby, and to perform the actions or obligations contemplated to be performed by it hereunder, and has taken all necessary action to authorize such execution, delivery, and performance.

     22. Unless The Bank of New York is acting as the sole custodian for the Fund, on each day on which the Bank is to make calculations hereunder, the Fund shall deliver to the Bank, at least one-half hour before the Bank is to make any such calculations, a signed written specification of the Securities of each Series. The Bank shall be entitled to rely on such specifications in making its calculations hereunder for such day. If The Bank of New York is acting as the sole custodian for the Fund, the Bank shall be entitled to rely on specifications of Securities furnished by The Bank of New York as custodian.

     23. This Agreement shall not be assignable by the Fund without the prior written consent of the Bank, or by the Bank without the prior written consent of the Fund.

     24. Either of the parties hereto may terminate this Agreement by giving the other party a notice in writing specifying the date of such termination, which shall not be less than one hundred eighty (180) days after the date of giving of such notice. Upon the date set forth in such notice, the Bank shall deliver to the Fund all records then the property of the Fund and, upon such delivery, the Bank shall be relieved of all duties and responsibilities under this Agreement.

     25. This Agreement may not be amended or modified in any manner except by written agreement executed on behalf of both parties hereto.

     26. This Agreement is executed in the State of New York and all laws and rules of construction of the State of New York (other than those relating to choice of laws) shall govern the rights, duties and obligations of the parties hereto.

     27. The performance and provisions of this Agreement are intended to benefit only the Bank and the Fund, and no rights shall be granted to any other person by virtue of this Agreement.

     IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the day and year first written above.

                            AUL AMERICAN SERIES FUND  INC.



                           By:__________________________________

         Attest:


__________________________________


                            THE BANK OF NEW YORK


                           By:___________________________________

         Attest:


__________________________________

                                   APPENDIX B

     I, Richard A. Wacker, Secretary of AUL AMERICAN SERIES FUND, INC., a Maryland corporation (the "Fund"), do hereby certify that:

     The following individuals serve in the following positions with the Fund and with American United Life Insurance Company ("AUL"), the Adviser to the Fund, and each has been duly elected or appointed by the Board of Directors of the Fund or the Adviser to each such position and qualified therefor in conformity with the Fund's or AUL's Articles of Incorporation and By-Laws, and the signatures set forth opposite their respective names are their true and correct signatures. Except as noted, any two of the following persons are authorized to give written or oral instructions or written or oral specifications by or on behalf of the Fund to the Bank.

Name                                Position                                    Signature
----                                --------                                    ---------


Kent R. Adams                       Vice President, Fixed Income                ___________________________
                                    Securities, American United Life
                                    Insurance Company

William R. Brown                    General Counsel and Secretary,              ___________________________
                                    American United Life Insurance
                                    Company

Steven T. Holland                   Vice President, Mortgage Loans,             ___________________________
                                    American United Life Insurance
                                    Company

Kathryn E. Hudspeth                 Vice President, Equities,                   ___________________________
                                    Securities, American United Life
                                    Insurance Company

Jack E. Hufford                     Treasurer, American United Life             ___________________________
                                    Insurance Company

James W. Murphy                     Chairman, Board of Directors                ___________________________
                                    and President, AUL American
                                    Series Fund, Inc., Senior Vice
                                    President, Corporate Finance,
                                    American United Life
                                    Insurance Company





R. Stephen Radcliffe                Executive Vice President and                ___________________________
                                    Director, American United Life
                                    Insurance Company

G. David Sapp                       Senior Vice President,                      ___________________________
                                    Investments, American United
                                    Life Insurance Company

Jerry D. Semler                     Chairman of the Board, President            ___________________________
                                    and Chief Executive Officer,
                                    American United Life Insurance
                                    Company

James P. Shanahan                   Vice President, Treasurer &                 ___________________________
                                    Director, AUL American Series
                                    Fund, Inc., Senior Vice President,
                                    Pensions, American United Life
                                    Insurance Company

Larry Sweany                        Controller, American United Life            ___________________________
                                    Insurance Company

Richard A. Wacker                   Secretary, AUL American Series              ___________________________
                                    Fund, Inc., Associate General
                                    Counsel, American United Life
                                    Insurance Company

The following individuals are also authorized to act as signatories for the Fund provided that one of the individuals listed above has previously signed on behalf of the Fund, and provided further that the Assistant Vice President, General Accounting, shall not sign with the Controller, AUL, and the Assistant Treasurer, AUL, shall not sign with the Treasurer, AUL.

James C. Shields                    Assistant Treasurer, American               ___________________________
                                    United Life Insurance Company

Ronald A. Fritz                     Assistant Vice President, General           ___________________________
                                    Accounting, American United Life
                                    Insurance Company

     IN WITNESS WHEREOF, I hereunto set my hand and the seal of AUL AMERICAN SERIES FUND INC., as of the 28th day of February, 1997.

                                            ______________________________
                                            Richard A. Wacker, Secretary
[SEAL]

                                        WORLDWIDE SECURITIES PROCESSING SERVICES

M U T U A L  F U N D S

                          FUND ACCOUNTING FEE SCHEDULE
                                     FOR THE
                         AUL AMERICAN SERIES FUND, INC.
                                  PORTFOLIOS AS
                           IDENTIFIED ON THE ATTACHED
                                   SCHEDULE I

Domestic Accounting Fee
-----------------------

5    basis points, per annum, on the net asset value of portfolio securities.

* Global Accounting Fee
-----------------------

6    basis points, per annum, on the net asset value of portfolio securities.

Minimum Fee
-----------

If the asset based fee is less than the per annum minimum prorated monthly the difference is billed monthly.

                    Domestic Portfolios $30,000, per annum, per portfolio.

                    Global Portfolios $40,000, per annum, per portfolio.

Multiple Class Charges
----------------------

                    $300.00 per month, for each additional class above one.

* The global fee schedule applies to any Fund holding any foreign denominated securities.

                                                                  THE
                                                                 BANK OF
                                                                   NEW
                                                                  YORK

                                        WORLDWIDE SECURITIES PROCESSING SERVICES

M U T U A L  F U N D S


                          FUND ACCOUNTING FEE SCHEDULE
                                     FOR THE
                         AUL AMERICAN SERIES FUND, INC.
                                  PORTFOLIOS AS
                           IDENTIFIED ON THE ATTACHED
                                   SCHEDULE I

Out-of-Pocket Expenses
----------------------

Obtaining prices from information vendors will be in addition to the stated fees.

Billing Cycle
-------------

The above fees will be billed on a monthly basis.


AUL American Series Fund, Inc.              The Bank of New York
Accepted by:__________________________      Accepted by: _______________________
Title: _______________________________      Title ______________________________
Date: ________________________________      Date: ______________________________

                                                                  THE
                                                                 BANK OF
                                                                   NEW
                                                                  YORK

                                        WORLDWIDE SECURITIES PROCESSING SERVICES

M U T U A L  F U N D S

                                   SCHEDULE I
                                     FOR THE
                         AUL AMERICAN SERIES FUND, INC.
                                   PORTFOLIOS

The Equity Portfolio (domestic)
The Money Market Portfolio (domestic)
The Bond Fund Portfolio (domestic)
The Managed Fund Portfolio (domestic)
The Tactical Fund Portfolio (domestic)

Conservative Investor (global)
Moderate Investor (global)
Aggressive Investor (global)


                                                                  THE
                                                                 BANK OF
                                                                   NEW
                                                                  YORK

                     APPENDIX A TO FUND ACCOUNTING AGREEMENT
                                     BETWEEN
                              THE BANK OF NEW YORK
                                       AND
                          AUL AMERICAN SERIES FUND INC.


     I. The Bank of New York (the "Bank"), as agent for AUL AMERICAN SERIES FUND INC. (the "Fund"), shall maintain the following records on a daily basis for each Series.

           1.     Report of priced portfolio securities
           2.     Statement of net asset value per share
           3.     Net income of the Fund for dividend purposes
           4.     Net income per share
           5.     Yield of the Fund

     II. The Bank shall maintain the following records on a monthly basis for each Series:

           1.     General Ledger
           2.     General Journal
           3.     Cash Receipts Journal
           4.     Cash Disbursements Journal
           5.     Subscriptions Journal
           6.     Redemptions Journal
           7.     Accounts Receivable Reports
           8.     Accounts Payable Reports
           9.     Open Subscriptions/Redemption Reports
          10.     Transaction (Securities) Journal
          11.     Broker Net Trades Reports

     III. The Bank shall prepare a Holdings Ledger on a quarterly basis, and a Buy-Sell Ledger (Broker's Ledger) on a semiannual basis for each Series. Schedule D shall be produced on an annual basis for each Series.

          The above reports may be printed according to any other required frequency to meet the requirements of the Internal Revenue Service, The Securities and Exchange Commission and the Fund's Auditors.

     IV. For internal control purposes, the Bank uses the Account Journals produced by The Bank of New York Custody System to record daily settlements of the following for each Series:

          1.       Securities bought
          2.       Securities sold
          3.       Interest received
          4.       Dividends received
          5.       Capital stock sold
          6.       Capital stock redeemed
          7.       Other income and expenses

          All portfolio purchases for the Fund are recorded to reflect expected maturity value and total cost including any prepaid interest.

                      FORM OF ADDENDUM TO AGENCY AGREEMENT

     The Agency Agreement, made the 28th day of February, 1997, between AUL American Series Fund, Inc. (the "Fund"), a Maryland corporation, and The Bank of New York (the "Bank"), a banking association with its principal place of business in New York, New York (the "Agreement") is hereby amended by the addition of the provisions set forth in this Addendum to the Agreement, which is made this ____ day of ________________, 1997.

                                   WITNESSETH:
     WHEREAS, pursuant to the Agreement, the Fund has appointed the Bank as Bookkeeping Agent, Transfer Agent, and Dividend Disbursing Agent and the Bank has accepted such appointment; and

     WHEREAS, the Fund currently consists of five separate portfolios designated as AUL American Equity Portfolio, the AUL American Bond Portfolio, the AUL American Money Market Portfolio, the AUL American Managed Portfolio, and the AUL American Tactical Asset Allocation Portfolio (each a "Portfolio"); and

     WHEREAS, the Fund intends to establish three additional Portfolios to be designated as the AUL American Conservative Investor Portfolio (the "Conserva-tive Investor Portfolio"), the AUL American Moderate Investor Portfolio (the "Moderate Investor Portfolio"), and the AUL American Aggressive Investor
Portfolio (the "Aggressive Investor Portfolio"); hereinafter collectively referred to as the "LifeStyle Portfolios" and

     WHEREAS, the Fund desires to appoint the Bank as Bookkeeping Agent, Transfer Agent, and Dividend Disbursing Agent for the LifeStyle Portfolios on the terms set forth in the Agreement and in this Addendum to the Agreement; and

     WHEREAS, the Bank is willing to accept such appointment;

     NOW THEREFORE, in consideration of the mutual promises and covenants contained in this Addendum, it is agreed between the parties hereto as follows:

     1. In addition to its responsibilities as specified in the Agreement, the Fund hereby employs and appoints the Bank as Bookkeeping Agent, Transfer Agent, and Dividend Disbursing Agent with respect to the LifeStyle Portfolios which, in addition to all other Portfolios previously established by the Fund, shall be deemed Portfolios under the Agreement as provided for in the Agreement, subject to the terms and conditions as specified in the Agreement and this Addendum, including the compensation provisions in paragraph fifteen (15) ("Fees and Charges") of the Agreement.

     IN WITNESS WHEREOF, the parties hereto have caused this Addendum to be executed by their officers designated below on the date written above.

On Behalf of AUL AMERICAN SERIES FUND, INC.


By: ___________________________________      _________________________________
ATTEST: Richard A. Wacker, Secretary to      James W. Murphy, Chairman of the
the Board of Directors                       Board of Directors and President



On Behalf of THE BANK OF NEW YORK



By: ________________________________        Attest:____________________________
Name:                                       Name:
Title:                                      Title: